Exhibit 10.4

FIRST AMENDMENT
TO
LOAN AND SECURITY AGREEMENT

This First Amendment to Loan and Security Agreement (this “Amendment”) is entered into this 27th day of July, 2015, by and between SILICON VALLEY BANK, a California corporation with a loan production office located at 275 Grove Street, Suite 2-200, Newton, Massachusetts 02466 (“Bank”), and EDITAS MEDICINE, INC., a Delaware corporation whose address is 300 Third Street, Cambridge, Massachusetts 02142 (“Borrower”).

RECITALS

A.                                    Bank and Borrower have entered into that certain Loan and Security Agreement dated as of May 29, 2014 (as the same may from time to time be further amended, modified, supplemented or restated, the “Loan Agreement”).

B.                                    Bank has extended credit to Borrower for the purposes permitted in the Loan Agreement.

C.                                    Borrower has requested that Bank amend the Loan Agreement to make certain revisions to the Loan Agreement as more fully set forth herein.

D.                                    Bank has agreed to so amend certain provisions of the Loan Agreement, but only to the extent, in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth below.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1.                                      Definitions.  Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Loan Agreement.

2.                                      Amendment to Loan Agreement - Schedule A (Loan Terms).  The Loan Agreement shall be amended by deleting in its entirety the term “Equipment Loan B Draw Period” and the corresponding definition appearing under the subsection entitled “Equipment Loans” in Schedule A of the Loan Agreement, and replacing such term and definition with the following:

“Equipment Loan B Draw Period: The period of time commencing upon the occurrence of the Equity Event and ending on the earlier to occur of (a) July 31, 2015, or (b) an Event of Default (the “Equipment Loan B Draw Period”).”

3.                                      Limitation of Amendment.

3.1                               The amendment set forth in Section 2 above is effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which Bank may now have or may have in the future under or in connection with any Loan Document.

3.2                               This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.

4.                                      Representations and Warranties.  To induce Bank to enter into this Amendment, Borrower hereby represents and warrants to Bank as follows:

4.1                               Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (b) no Event of Default has occurred and is continuing;

4.2                               Borrower has the power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;

4.3                               The organizational documents of Borrower delivered to Bank on the Effective Date remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect, except as set forth on Schedule 1 attached hereto;

4.4                               The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, have been duly authorized;

4.5                               The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not and will not contravene (a) any law or regulation binding on or affecting Borrower, (b) any contractual restriction with a Person binding on Borrower, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (d) the organizational documents of Borrower;

4.6                               The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on Borrower, except as already has been obtained or made; and

4.7                               This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.

5.                                      Ratification of Schedule D to Loan Agreement.  Except as set forth on Schedule 2 attached hereto, Borrower hereby ratifies, confirms and reaffirms the terms and disclosures contained in Schedule D of the Loan Agreement, entitled “Statement of Borrower’s Information” (“Schedule D”), and acknowledges, confirms and agrees the disclosures and information Borrower provided to Bank in said Schedule D have not changed, as of the date hereof.

6.                                      Integration.  This Amendment and the Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements.  All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Amendment and the Loan Documents merge into this Amendment and the Loan Documents.

7.                                      Counterparts.  This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

8.                                      Effectiveness.  This Amendment shall be deemed effective upon (a) the due execution and delivery to Bank of this Amendment by each party hereto, and (b) Borrower’s payment of Bank’s legal fees and expenses incurred in connection with this Amendment.

[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as a sealed instrument under the laws of the Commonwealth of Massachusetts and delivered as of the date first written above.

BANK		BORROWER

SILICON VALLEY BANK		EDITAS MEDICINE, INC.

By:	/s/ Kate Walsh	By:	/s/ Alexandra Glucksmann

Name:	Kate Walsh	Name:	Alexandra Glucksmann

Title:	Vice President	Title:	COO

Signature Page to First Amendment to Loan and Security Agreement

Schedule 1

Delaware	PAGE 1
The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS FILED FROM AND INCLUDING THE RESTATED CERTIFICATE OR A MERGER WITH A RESTATED CERTIFICATE ATTACHED OF “EDITAS MEDICINE, INC.” AS RECEIVED AND FILED IN THIS OFFICE.

THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:

RESTATED CERTIFICATE, CHANGING ITS NAME FROM “GENGINE, INC.” TO “EDITAS MEDICINE, INC.”, FILED THE TWENTIETH DAY OF NOVEMBER, A.D. 2013, AT 10:51 O’CLOCK A.M.

CERTIFICATE OF MERGER, FILED THE TWENTY-FIRST DAY OF NOVEMBER, A.D. 2013, AT 3:33 O’CLOCK P.M.

CERTIFICATE OF AMENDMENT, FILED THE SIXTH DAY OF MAY, A.D. 2014, AT 5:34 O’CLOCK P.M.

CERTIFICATE OF AMENDMENT, FILED THE TWENTIETH DAY OF JUNE, A.D. 2014, AT 2:51 O’CLOCK P.M.

CERTIFICATE OF AMENDMENT, FILED THE EIGHTH DAY OF JUNE, A.D. 2015, AT 1:38 O’CLOCK P.M.

CERTIFICATE OF AMENDMENT, FILED THE FOURTEENTH DAY OF JULY, A.D. 2015, AT 6:03 O’CLOCK P.M.

/s/ Jeffrey W. Bullock, Secretary of State
5392754	8100X 151079773	Jeffrey W. Bullock, Secretary of State
You may verify this certificate online at corp.delaware.gov/authver.shtml		AUTHENTICATION: 2578815 DATE: 07-22-15

RESTATED
CERTIFICATE OF INCORPORATION
OF
GENGINE, INC.

(Pursuant to Sections 242 and 245 of the
General Corporation Law of the State of Delaware)

Gengine, Inc., a corporation organized and existing under and by virtue of the provisions of the General Corporation Law of the State of Delaware (the “General Corporation Law”),

DOES HEREBY CERTIFY:

1.                                      That the name of this corporation is Gengine, Inc., and that this corporation was originally incorporated pursuant to the General Corporation Law on September 3, 2013 under the name Gengine, Inc.

2.                                      That the Board of Directors duly adopted resolutions proposing to amend and restate the Certificate of Incorporation of this corporation, declaring said amendment and restatement to be advisable and in the best interests of this corporation and its stockholders, and authorizing the appropriate officers of this corporation to solicit the consent of the stockholders therefor, which resolution setting forth the proposed amendment and restatement is as follows:

RESOLVED, that the Certificate of Incorporation of this corporation be amended and restated in its entirety to read as follows:

FIRST:  The name of this corporation is Editas Medicine, Inc. (the “Corporation”).

SECOND:  The address of the registered office of the Corporation in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle, Delaware 19801.  The name of its registered agent at such address is The Corporation Trust Company.

THIRD:  The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law.

FOURTH:  The total number of shares of all classes of capital stock which the Corporation has the authority to issue is (i) 57,250,000 shares of Common Stock, $0.0001 par value per share (“Common Stock”) and (ii) 37,958,672 shares of Preferred Stock, $0.0001 par value per share (“Preferred Stock”).

The following is a statement of the designations and the powers, privileges and rights, and the qualifications, limitations or restrictions thereof in respect of each class of capital stock of the Corporation.

A.                                    COMMON STOCK

1.                                      General.  The voting, dividend and liquidation rights of the holders of the Common Stock are subject to and qualified by the rights, powers and preferences of the holders of the Preferred Stock set forth herein.

2.                                      Voting.  The holders of the Common Stock are entitled to one vote for each share of Common Stock held at all meetings of stockholders (and written actions in lieu of meetings); provided, however, that, except as otherwise required by law, holders of Common Stock, as such, shall not be entitled to vote on any amendment to the Certificate of Incorporation that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to the Certificate of Incorporation or pursuant to the General Corporation Law.  The number of authorized shares of Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by (in addition to any vote of the holders of one or more series of Preferred Stock that may be required by the terms of the Certificate of Incorporation) the affirmative vote of the holders of shares of capital stock of the Corporation representing a majority of the votes represented by all outstanding shares of capital stock of the Corporation entitled to vote, irrespective of the provisions of Section 242(b)(2) of the General Corporation Law.

B.                                    PREFERRED STOCK

21,260,000 shares of the authorized and unissued Preferred Stock of the Corporation are hereby designated “Series A-1 Preferred Stock” and 16,698,672 shares of the authorized and unissued Preferred Stock of the Corporation are hereby designated “Series A-2 Preferred Stock,” each with the following rights, preferences, powers, privileges and restrictions, qualifications and limitations.  Unless otherwise indicated, references to “Sections” or “Subsections” in this Part B of this Article Fourth refer to sections and subsections of Part B of this Article Fourth.

1.                                      Dividends.

The Corporation shall not declare, pay or set aside any dividends on shares of any other class or series of capital stock of the Corporation (other than dividends on shares of Common Stock payable in shares of Common Stock) unless (in addition to the obtaining of any consents required elsewhere in the Certificate of Incorporation) the holders of Preferred Stock then outstanding shall first receive, or simultaneously receive, a dividend on each outstanding share of Preferred Stock in an amount at least equal to (i) in the case of a dividend on Common Stock or any class or series that is convertible into Common Stock, that dividend per share of Preferred Stock as would equal the product of (A) the dividend payable on each share of such class or series determined, if applicable, as if all shares of such class or series had been converted into shares of Common Stock pursuant to Section 4 and (B) the number of shares of Common Stock issuable upon conversion of a share of Preferred Stock, in each case calculated on the record date for determination of holders entitled to receive such dividend or (ii) in the case of a dividend on any class or series that is not convertible into Common Stock, at a rate per share of Preferred Stock determined by (A) dividing the amount of the dividend payable on each share of such class or series of capital stock by the original issuance price of such class or series of capital stock (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to such class or series) and (B) multiplying such fraction by an amount equal to the Applicable Original Issue Price (as defined below); provided that, if the Corporation declares, pays or sets aside, on the same date, a dividend on shares of more than one class or series of capital stock of the Corporation, the dividend payable to the holders of Preferred Stock pursuant to this Section 1 shall be calculated based upon the dividend on the class or series of capital stock that would result in the highest Preferred Stock dividend.  In the case of the Series A-1 Preferred Stock, “Applicable Original Issue Price” shall mean $1.00 per share, subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series A-1 Preferred Stock.  In the case of the Series A-2 Preferred Stock, “Applicable Original Issue Price” shall mean $1.3019 per share, subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series A-2 Preferred Stock.

2.                                      Liquidation, Dissolution or Winding Up; Certain Mergers, Consolidations and Asset Sales.

2.1                               Preferential Payments to Holders of Preferred Stock.  In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation or Deemed Liquidation Event, each holder of shares of a series of Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders, before any payment shall be made to the holders of Common Stock by reason of their ownership thereof, an amount with respect to each such share equal to (i) the Applicable Original Issue Price for such series of Preferred Stock, plus (ii) any dividends declared but unpaid thereon.  The per share amount payable to holders of Series A-1 Preferred Stock pursuant to the immediately preceding sentence is hereinafter referred to as the “Series A-1 Liquidation Amount” and the amount payable to holders of Series A-2 Preferred Stock pursuant to the immediately preceding sentence is hereinafter referred to as the “Series A-2 Liquidation Amount.”  If upon any such liquidation, dissolution or winding up of the Corporation or Deemed Liquidation Event, the assets of the Corporation available for distribution to its stockholders shall be insufficient to pay the holders of shares of Preferred Stock the full amount to which they shall be entitled under this Subsection 2.1, the holders of shares of Preferred Stock shall share ratably in any distribution of the assets available for distribution in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full.

2.2                               Payments to Holders of Common Stock.  In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation or Deemed Liquidation Event, after the payment of all preferential amounts required to be paid to the holders of shares of Preferred Stock, the remaining assets of the Corporation available for distribution to its stockholders shall be distributed among the holders of shares of Common Stock, pro rata based on the number of shares held by each such holder.

2.3                               Deemed Conversion.  Notwithstanding any other provision of this Section 2, for purposes of determining the amount to be distributed in respect of shares of any given series of Preferred Stock in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation or Deemed Liquidation Event, and for purposes of Subsection

2.4.4, all shares of such series of Preferred Stock shall be deemed to have been converted into shares of Common Stock in accordance with Section 4 immediately prior to such event if the amount that would have been distributable in respect of such shares of Common Stock had such conversion actually occurred (and assuming the like conversion of all shares of each other series of Preferred Stock deemed converted pursuant to this Subsection 2.3) is greater than the amount that would have been distributable pursuant to this Section 2 in such event in respect of the shares of such series of Preferred Stock had such conversion not been deemed to have occurred pursuant to this Subsection 2.3.

2.4                               Deemed Liquidation Events.

2.4.1                     Definition.  Each of the following events shall be considered a “Deemed Liquidation Event” unless the holders of at least 60% of the outstanding shares of Preferred Stock, consenting or voting as if all outstanding shares of Preferred Stock were converted into shares of Common Stock pursuant to Section 4 and as a single class, elect otherwise by written notice sent to the Corporation at least ten (10) days prior to the effective date of any such event:

(a)                                 a merger or consolidation in which

(i)                                     the Corporation is a constituent party or

(ii)                                  a subsidiary of the Corporation is a constituent party and the Corporation issues shares of its capital stock pursuant to such merger or consolidation,

except any such merger or consolidation involving the Corporation or a subsidiary in which the shares of capital stock of the Corporation outstanding immediately prior to such merger or consolidation continue to represent, or are converted into or exchanged for shares of capital stock that represent, immediately following such merger or consolidation, a majority, by voting power, of the capital stock of (1) the surviving or resulting corporation or (2) if the surviving or resulting corporation is a wholly owned subsidiary of another corporation immediately following such merger or consolidation, the parent corporation of such surviving or resulting corporation; or

(b)                                 the sale, lease, transfer, exclusive license or other disposition, in a single transaction or series of related transactions, by the Corporation or any subsidiary of the Corporation of all or substantially all the assets of the Corporation and its subsidiaries taken as a whole, or the sale or disposition (whether by merger, consolidation or otherwise) of one or more subsidiaries of the Corporation if substantially all of the assets of the Corporation and its subsidiaries taken as a whole are held by such subsidiary or subsidiaries, except where such sale, lease, transfer, exclusive license or other disposition is to a wholly owned subsidiary of the Corporation.

2.4.2                     Effecting a Deemed Liquidation Event.

(a)                                 The Corporation shall not have the power to effect a Deemed Liquidation Event referred to in Subsection 2.4.1(a)(i) unless the agreement or plan of merger or consolidation for such transaction (the “Merger Agreement”) provides that the consideration payable to the stockholders of the Corporation shall be allocated among the holders of capital stock of the Corporation in accordance with Sections 2.1, 2.2 and 2.3.

(b)                                 In the event of a Deemed Liquidation Event referred to in Subsection 2.4.1(a)(ii) or 2.4.1(b), if the Corporation does not effect a dissolution of the Corporation under the General Corporation Law within ninety (90) days after such Deemed Liquidation Event, then (i) the Corporation shall send a written notice to each holder of Preferred Stock no later than the ninetieth (90th) day after the Deemed Liquidation Event advising such holders of their right (and the requirements to be met to secure such right) pursuant to the terms of the following clause (ii) to require the redemption of such shares of Preferred Stock, and (ii) if the holders of at least 60% of the then outstanding shares of Preferred Stock (voting together as a single class as if all outstanding shares of Preferred Stock were converted into shares of Common Stock pursuant to Section 4) so request in a written instrument delivered to the Corporation not later than one hundred twenty (120) days after such Deemed Liquidation Event, the Corporation shall use the consideration received by the Corporation for such Deemed Liquidation Event (net of any retained liabilities associated with the assets sold or technology licensed, as determined in good faith by the Board of Directors of the Corporation), together with any other assets of the Corporation available for distribution to its stockholders, all to the extent permitted by Delaware law governing distributions to stockholders (the “Available Proceeds”), on the one hundred fiftieth (150th) day after such Deemed Liquidation Event, to redeem all outstanding shares of Preferred Stock at a price per share equal to the Series A-1 Liquidation Amount or the Series A-2 Liquidation Amount, as applicable.  Notwithstanding the foregoing, in the event of a redemption pursuant to the preceding sentence, if the Available Proceeds are not sufficient to redeem all outstanding shares of Preferred Stock, the Corporation shall ratably redeem each holder’s shares of Preferred Stock to the fullest extent of such Available Proceeds, and shall redeem the remaining shares as soon as it may lawfully do so under Delaware law governing distributions to stockholders.  The provisions of Section 6 shall apply, with such necessary changes in the details thereof as are necessitated by the context, to the redemption of the Preferred Stock pursuant to this Subsection 2.4.2(b).  Prior to the distribution or redemption provided for in this Subsection 2.4.2(b), the Corporation shall not expend or dissipate the consideration received for such Deemed Liquidation Event, except to discharge expenses incurred in connection with such Deemed Liquidation Event or in the ordinary course of business, subject to the approval of the Board of Directors of the Corporation, including a majority of the Preferred Directors (as defined below).

2.4.3                     Amount Deemed Paid or Distributed.  The amount deemed paid or distributed to the holders of capital stock of the Corporation upon any such merger, consolidation, sale, transfer, exclusive license, other disposition or redemption shall be the cash or the value of the property, rights or securities paid or distributed to such holders by the Corporation or the acquiring person, firm or other entity.  If the consideration received by the Corporation is other than cash, its value will be deemed its fair market value as determined in good faith by the Board of Directors of the Corporation; provided however, any securities shall be valued as follows:

(a)                                 Securities not subject to restrictions on free marketability covered by (b) below shall be valued as follows:

(i)                                     If traded on a securities exchange or through the NASDAQ Global Market, the value shall be deemed to be the average of the closing prices of the securities on such exchange or system over the thirty (30) day period ending three (3) days prior to the closing;

(ii)                                  If actively traded over-the-counter, the value shall be deemed to be the average of the closing bid or sale prices (whichever is applicable) over the thirty (30) day period ending three (3) days prior to the closing; and

(iii)                               If there is no active public market, the value shall be the fair market value thereof, as determined in good faith by the Corporation’s Board of Directors.

(b)                                 The method of valuation of securities subject to restrictions on free marketability (other than restrictions arising solely by virtue of a stockholder’s status as an affiliate or former affiliate) shall be to make an appropriate discount from the market value determined as above in (a) (i), (ii) or (iii) to reflect the approximate fair market value thereof, as determined in good faith by the Corporation’s Board of Directors.

2.4.4                     Allocation of Escrow and Contingent Consideration.  In the event of a Deemed Liquidation Event pursuant to Subsection 2.4.1(a)(i), if any portion of the consideration payable to the stockholders of the Corporation is payable only upon satisfaction of contingencies (the “Additional Consideration”), the Merger Agreement shall provide that (a) the portion of such consideration that is not Additional Consideration (such portion, the “Initial Consideration”) shall be allocated among the holders of capital stock of the Corporation in accordance with Subsections 2.1, 2.2 and 2.3 as if the Initial Consideration were the only consideration payable in connection with such Deemed Liquidation Event and (b) any Additional Consideration which becomes payable to the stockholders of the Corporation upon satisfaction of such contingencies shall be allocated among the holders of capital stock of the Corporation in accordance with Subsections 2.1, 2.2 and 2.3 after taking into account the previous payment of the Initial Consideration as part of the same transaction.  For the purposes of this Subsection 2.4.4, consideration placed into escrow or retained as holdback to be available for satisfaction of indemnification or similar obligations in connection with such Deemed Liquidation Event shall be deemed to be Additional Consideration.

3.                                      Voting.

3.1                               General.  On any matter presented to the stockholders of the Corporation for their action or consideration at any meeting of stockholders of the Corporation (or by written consent of stockholders in lieu of meeting), each holder of outstanding shares of Preferred Stock shall be entitled to cast the number of votes equal to the number of whole shares of Common Stock into which the shares of Preferred Stock held by such holder are convertible as of the record date for determining stockholders entitled to vote on such matter.  Except as provided by law or by the other provisions of the Certificate of Incorporation, holders of Preferred Stock shall vote together with the holders of Common Stock as a single class.

3.2                               Election of Directors.  The holders of record of the shares of Preferred Stock, voting exclusively as a single class as if all outstanding shares of Preferred Stock were converted into shares of Common Stock pursuant to Section 4, shall be entitled to elect three (3) directors of the Corporation (the “Preferred Directors”) and the holders of record of the shares of Common Stock, voting exclusively as a separate class, shall be entitled to elect one (1) director of the Corporation.  Any director elected as provided in the preceding sentence may be removed without cause by, and only by, the affirmative vote of the holders of the shares of the class or series of capital stock entitled to elect such director or directors, given either at a special meeting of such stockholders duly called for that purpose or pursuant to a written consent of stockholders.  If the holders of shares of Preferred Stock or Common Stock, as the case may be, fail to elect a sufficient number of directors to fill all directorships for which they are entitled to elect directors, voting exclusively and as a separate class, pursuant to the first sentence of this Subsection 3.2, then any directorship not so filled shall remain vacant until such time as the holders of the Preferred Stock or Common Stock, as the case may be, elect a person to fill such directorship by vote or written consent in lieu of a meeting; and no such directorship may be filled by stockholders of the Corporation other than by the stockholders of the Corporation that are entitled to elect a person to fill such directorship, voting exclusively and as a separate class (except that prior to the time the first share of Preferred Stock is issued, the vacancies in the offices of the Preferred Directors may be filled (either contingently or otherwise) by a majority of the directors then in office).  The holders of record of the shares of Common Stock and of any other class or series of voting stock (including the Preferred Stock voting as if converted to Common Stock pursuant to Section 4), exclusively and voting together as a single class, shall be entitled to elect the balance of the total number of directors of the Corporation.  At any meeting held for the purpose of electing a director, the presence in person or by proxy of the holders of a majority of the outstanding shares of the class or series entitled to elect such director shall constitute a quorum for the purpose of electing such director.  Except as otherwise provided in this Subsection 3.2, a vacancy in any directorship filled by the holders of any class or series shall be filled only by vote or written consent in lieu of a meeting of the holders of such class or series or by any remaining director or directors elected by the holders of such class or series pursuant to this Subsection 3.2.  The rights of the holders of the Preferred Stock and the rights of the holders of the Common Stock under the first sentence of this Subsection 3.2 shall terminate on the first date following the Series A-1 Original Issue Date (as defined below) on which there are issued and outstanding shares of Preferred Stock that are convertible into less than 3,000,000 shares of Common Stock (subject to appropriate adjustment in the event of any stock dividend, stock split, combination, or other similar recapitalization with respect to the Common Stock).

3.3                               Preferred Stock Protective Provisions.  At any time when shares of Preferred Stock that are convertible into at least 3,000,000 shares of Common Stock (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Common Stock) are outstanding, the Corporation shall not, either directly or indirectly by amendment, merger, consolidation or otherwise, do any of the following without (in addition to any other vote required by law or the Certificate of Incorporation) the written consent or affirmative vote of the holders of at least 60% of the then outstanding shares of Preferred Stock, given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a class as if all outstanding shares of Preferred Stock were converted into shares of Common Stock pursuant to Section 4, and any such act or transaction entered into without such consent or vote shall be null and void ab initio, and of no force or effect:

3.3.1                     liquidate, dissolve or wind-up the business and affairs of the Corporation, effect any merger or consolidation or any other Deemed Liquidation Event, or consent to any of the foregoing;

3.3.2                     amend, alter or repeal any provision of the Certificate of Incorporation or Bylaws of the Corporation;

3.3.3                     create, or authorize the creation of, shares of, or issue any other security convertible into or exercisable for, any additional class or series of capital stock having rights, preferences or privileges senior to or on parity with the Series A-1 Preferred Stock or the Series A-2 Preferred Stock, or increase the authorized number of shares of any series of Preferred Stock;

3.3.4                     purchase or redeem (or permit any subsidiary to purchase or redeem) or pay or declare any dividend or make any distribution on, any shares of capital stock of the Corporation other than (i) redemptions of or dividends or distributions on the Preferred Stock as expressly authorized herein, (ii) dividends or other distributions payable on the Common Stock solely in the form of additional shares of Common Stock, and (iii) repurchases of stock from former employees, officers, directors, consultants or other persons who performed services for the Corporation or any subsidiary in connection with the cessation of such employment or service or as approved by the Board of Directors, including the approval of a majority of the Preferred Directors;

3.3.5                     create, or authorize the creation of, or issue, or authorize the issuance of any debt security, or permit any subsidiary to take any such action with respect to any debt security, unless such debt security has received the prior approval of the Board of Directors, including the approval of a majority of the Preferred Directors;

3.3.6                     create, or hold capital stock in, any subsidiary that is not wholly owned (either directly or through one or more other subsidiaries) by the Corporation, or sell, transfer or otherwise dispose of any capital stock of any direct or indirect subsidiary of the Corporation, or permit any direct or indirect subsidiary to sell, lease, transfer, exclusively license or otherwise dispose (in a single transaction or series of related transactions) of any capital stock of such subsidiary or all or substantially all of the assets of such subsidiary;

3.3.7                     create a new plan, agreement or arrangement for the grant of Options (as defined below) or the issuance of restricted Common Stock to employees or directors of, or consultants or advisors to, the Corporation or any of its subsidiaries or increase the number of shares of Common Stock reserved for issuance under any such plan, agreement or arrangement; or

3.3.8                     increase or decrease the authorized number of directors constituting the Board of Directors.

4.                                      Optional Conversion.

The holders of the Preferred Stock shall have conversion rights as follows (the “Conversion Rights”):

4.1                               Right to Convert.

4.1.1                     Conversion Ratio.  Each share of a series of Preferred Stock shall be convertible, at the option of the holder thereof, at any time and from time to time, and without the payment of additional consideration by the holder thereof, into such number of fully paid and non-assessable shares of Common Stock as is determined by dividing the Applicable Original Issue Price for such series of Preferred Stock by the Applicable Conversion Price (as defined below) for such series of Preferred Stock in effect at the time of conversion.  The “Series A-1 Conversion Price” shall initially be equal to $1.00 and the “Series A-2 Conversion Price” shall initially be equal to $1.3019.  Such initial Series A-1 Conversion Price and initial Series A-2 Conversion Price, and the rate at which shares of Preferred Stock may be converted into shares of Common Stock, shall be subject to adjustment as provided below.  The term “Applicable Conversion Price” shall refer to the Series A-1 Conversion Price with respect to the Series A-1 Preferred Stock and to the Series A-2 Conversion Price with respect to the Series A-2 Preferred Stock.

4.1.2                     Termination of Conversion Rights.  In the event of a notice of redemption of any shares of Preferred Stock pursuant to Section 6, the Conversion Rights of the shares designated for redemption shall terminate at the close of business on the last full day preceding the date fixed for redemption, unless the redemption price is not fully paid on such redemption date, in which case the Conversion Rights for such shares shall continue until such price is paid in full.  In the event of a liquidation, dissolution or winding up of the Corporation or a Deemed Liquidation Event, the Conversion Rights shall terminate at the close of business on the last full day preceding the date fixed for the payment of any such amounts distributable on such event to the holders of Preferred Stock.

4.2                               Fractional Shares.  No fractional shares of Common Stock shall be issued upon conversion of any series of Preferred Stock.  In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the fair market value of a share of Common Stock as determined in good faith by the Board of Directors of the Corporation.  Whether or not fractional shares would be issuable upon such conversion shall be determined on the basis of the total number of shares of Preferred Stock the holder is at the time converting into Common Stock and the aggregate number of shares of Common Stock issuable upon such conversion.

4.3                               Mechanics of Conversion.

4.3.1                     Notice of Conversion.  In order for a holder of Preferred Stock to voluntarily convert shares of Preferred Stock into shares of Common Stock, such holder shall (a) provide written notice to the Corporation’s transfer agent at the office of the transfer agent for the Preferred Stock (or at the principal office of the Corporation if the Corporation serves as its own transfer agent) that such holder elects to convert all or any number of such holder’s shares of

Preferred Stock and, if applicable, any event on which such conversion is contingent and (b), surrender the certificate or certificates for such shares of Preferred Stock (or, if such registered holder alleges that such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Corporation to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate), at the office of the transfer agent for the Preferred Stock (or at the principal office of the Corporation if the Corporation serves as its own transfer agent).  Such notice shall state such holder’s name or the names of the nominees in which such holder wishes the certificate or certificates for shares of Common Stock to be issued.  If required by the Corporation, any certificates surrendered for conversion shall be endorsed or accompanied by a written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or his, her or its attorney duly authorized in writing.  The close of business on the date of receipt by the transfer agent (or by the Corporation if the Corporation serves as its own transfer agent) of such notice and certificate(s) (or lost certificate affidavit and agreement) shall be the time of conversion (the “Conversion Time”), and the shares of Common Stock issuable upon conversion of the specified shares represented by such certificate(s) shall be deemed to be outstanding of record as of such date.  The Corporation shall, as soon as practicable after the Conversion Time (i) issue and deliver to such holder of Preferred Stock, or to his, her or its nominees, a certificate or certificates for the number of full shares of Common Stock issuable upon such conversion in accordance with the provisions hereof and a certificate for the number (if any) of the shares of Preferred Stock represented by the surrendered certificate that were not converted into Common Stock, (ii) pay in cash such amount as provided in Subsection 4.2 in lieu of any fraction of a share of Common Stock otherwise issuable upon such conversion and (iii) pay all declared but unpaid dividends on the shares of Preferred Stock converted.

4.3.2                     Reservation of Shares.  The Corporation shall at all times when the Preferred Stock shall be outstanding, reserve and keep available out of its authorized but unissued capital stock, for the purpose of effecting the conversion of the Preferred Stock, such number of its duly authorized shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Preferred Stock, the Corporation shall take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes, including, without limitation, engaging in best efforts to obtain the requisite stockholder approval of any necessary amendment to the Certificate of Incorporation.  Before taking any action which would cause an adjustment reducing the Applicable Conversion Price of a series of Preferred Stock below the then par value of the shares of Common Stock issuable upon conversion of such series of Preferred Stock, the Corporation will take any corporate action which may, in the opinion of its counsel, be necessary in order that the Corporation may validly and legally issue fully paid and non-assessable shares of Common Stock at such adjusted Applicable Conversion Price.

4.3.3                     Effect of Conversion.  All shares of Preferred Stock which shall have been surrendered for conversion as herein provided shall be deemed to be no longer outstanding and all rights with respect to such shares shall immediately cease and terminate at the Conversion Time, except only the right of the holders thereof to receive shares of Common Stock in exchange therefor, to receive payment in lieu of any fraction of a share otherwise issuable upon such conversion as provided in Subsection 4.2 and to receive payment of any dividends declared but unpaid thereon.  Any shares of Preferred Stock so converted shall be retired and cancelled and may not be reissued as shares of such series, and the Corporation may thereafter take such appropriate action (without the need for stockholder action) as may be necessary to reduce the authorized number of shares of Preferred Stock accordingly.

4.3.4                     No Further Adjustment.  Upon any such conversion, no adjustment to the Applicable Conversion Price shall be made for any declared but unpaid dividends on the Preferred Stock surrendered for conversion or on the Common Stock delivered upon conversion.

4.3.5                     Taxes.  The Corporation shall pay any and all issue and other similar taxes that may be payable in respect of any issuance or delivery of shares of Common Stock upon conversion of shares of Preferred Stock pursuant to this Section 4.  The Corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of shares of Common Stock in a name other than that in which the shares of Preferred Stock so converted were registered, and no such issuance or delivery shall be made unless and until the person or entity requesting such issuance has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid.

4.4                               Adjustments to Applicable Conversion Prices for Diluting Issues.

4.4.1                     Special Definitions.  For purposes of this Article Fourth, the following definitions shall apply:

(a)                                 “Option” shall mean rights, options or warrants to subscribe for, purchase or otherwise acquire Common Stock or Convertible Securities.

(b)                                 “Series A-1 Original Issue Date” shall mean the date on which the first share of Series A-1 Preferred Stock was issued.

(c)                                  “Convertible Securities” shall mean any evidences of indebtedness, shares or other securities directly or indirectly convertible into or exchangeable for Common Stock, but excluding Options.

(d)                                 “Additional Shares of Common Stock” shall mean all shares of Common Stock issued (or, pursuant to Subsection 4.4.3 below, deemed to be issued) by the Corporation after the Series A-1 Original Issue Date, other than (1) the following shares of Common Stock and (2) shares of Common Stock deemed issued pursuant to the following Options and Convertible Securities (clauses (1) and (2), collectively, “Exempted Securities”):

(i)                                     shares of Common Stock, Options or Convertible Securities issued as a dividend or distribution on Preferred Stock;

(ii)                                  shares of Common Stock, Options or Convertible Securities issued by reason of a dividend, stock split, split-up or other distribution on shares of Common Stock that is covered by Subsection 4.5, 4.6, 4.7 or 4.8;

(iii)                               shares of Common Stock or Options issued to employees or directors of, or consultants or advisors to, the Corporation or any of its subsidiaries pursuant to a plan, agreement or arrangement approved by the Board of Directors of the Corporation, including the approval of a majority of the Preferred Directors;

(iv)                              shares of Common Stock or Convertible Securities actually issued upon the exercise of Options or shares of Common Stock actually issued upon the conversion or exchange of Convertible Securities, in each case provided such issuance is pursuant to the terms of such Option or Convertible Security;

(v)                                 shares of Common Stock, Options or Convertible Securities issued to suppliers or third party service providers in connection with the provision of goods or services pursuant to transactions approved by the Board of Directors of the Corporation, including the approval of a majority of the Preferred Directors;

(vi)                              shares of Common Stock, Options or Convertible Securities issued in connection with sponsored research, collaboration, technology license, development, OEM, marketing or other similar agreements or strategic partnerships approved by the Board of Directors of the Corporation, including the approval of a majority of the Preferred Directors; or

(vii)                           Convertible Securities issued pursuant to the Purchase Agreement (as defined below).

4.4.2                     No Adjustment of Conversion Prices.  No adjustment in the Series A-1 Conversion Price shall be made as the result of the issuance or deemed issuance of Additional Shares of Common Stock if the Corporation receives written notice from the holders of at least 60% of the then outstanding shares of Series A-1 Preferred Stock agreeing that no such adjustment shall be made as the result of the issuance or deemed issuance of such Additional Shares of Common Stock.  No adjustment in the Series A-2 Conversion Price shall be made as the result of the issuance or deemed issuance of Additional Shares of Common Stock if the Corporation receives written notice from the holders of at least 60% of the then outstanding shares of Series A-2 Preferred Stock agreeing that no such adjustment shall be made as the result of the issuance or deemed issuance of such Additional Shares of Common Stock.

4.4.3                     Deemed Issue of Additional Shares of Common Stock.

(a)                                 If the Corporation at any time or from time to time after the Series A-1 Original Issue Date shall issue any Options or Convertible Securities (excluding Options or Convertible Securities which are themselves Exempted Securities) or shall fix a record date for the determination of holders of any class of securities entitled to receive any such Options or Convertible Securities, then the maximum number of shares of Common Stock (as set forth in the instrument relating thereto, assuming the satisfaction of any conditions to exercisability, convertibility or exchangeability but without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date.

(b)                                 If the terms of any Option or Convertible Security, the issuance of which resulted in an adjustment to the Applicable Conversion Price of a series of Preferred Stock pursuant to the terms of Subsection 4.4.4, are revised as a result of an amendment to such terms or any other adjustment pursuant to the provisions of such Option or Convertible Security (but excluding automatic adjustments to such terms pursuant to anti-dilution or similar provisions of such Option or Convertible Security)  to provide for either (1) any increase or decrease in the number of shares of Common Stock issuable upon the exercise, conversion and/or exchange of any such Option or Convertible Security or (2) any increase or decrease in the consideration payable to the Corporation upon such exercise, conversion and/or exchange, then, effective upon such increase or decrease becoming effective, the Applicable Conversion Price of such series of Preferred Stock computed upon the original issue of such Option or Convertible Security (or upon the occurrence of a record date with respect thereto) shall be readjusted to such Applicable Conversion Price of such series of Preferred Stock as would have obtained had such revised terms been in effect upon the original date of issuance of such Option or Convertible Security.  Notwithstanding the foregoing, no readjustment pursuant to this clause (b) shall have the effect of increasing the Applicable Conversion Price of a series of Preferred Stock to an amount which exceeds the lower of (i) the Applicable Conversion Price of such series of Preferred Stock in effect immediately prior to the original adjustment made as a result of the issuance of such Option or Convertible Security, or (ii) the Applicable Conversion Price of such series of Preferred Stock that would have resulted from any issuances of Additional Shares of Common Stock (other than deemed issuances of Additional Shares of Common Stock as a result of the issuance of such Option or Convertible Security) between the original adjustment date and such readjustment date.

(c)                                  If the terms of any Option or Convertible Security (excluding Options or Convertible Securities which are themselves Exempted Securities), the issuance of which did not result in an adjustment to the Applicable Conversion Price of a series of Preferred Stock pursuant to the terms of Subsection 4.4.4 (either because the consideration per share (determined pursuant to Subsection 4.4.5) of the Additional Shares of Common Stock subject thereto was equal to or greater than the Applicable Conversion Price of such series of Preferred Stock then in effect, or because such Option or Convertible Security was issued before the Series A-1 Original Issue Date), are revised after the Series A-1 Original Issue Date for such series of Preferred Stock as a result of an amendment to such terms or any other adjustment pursuant to the provisions of such Option or Convertible Security (but excluding automatic adjustments to such terms pursuant to anti-dilution or similar provisions of such Option or Convertible Security)  to provide for either (1) any increase in the number of shares of Common Stock issuable upon the exercise, conversion or exchange of any such Option or Convertible Security or (2) any decrease in the consideration payable to the Corporation upon such exercise, conversion or exchange, then such Option or Convertible Security, as so amended or adjusted, and the Additional Shares of Common Stock subject thereto (determined in the manner provided in Subsection 4.4.3(a) shall be deemed to have been issued effective upon such increase or decrease becoming effective.

(d)                                 Upon the expiration or termination of any unexercised Option or unconverted or unexchanged Convertible Security (or portion thereof) which resulted (either upon its original issuance or upon a revision of its terms) in an adjustment to the Applicable Conversion Price of a series of Preferred Stock pursuant to the terms of Subsection 4.4.4, the Applicable Conversion Price of such series of Preferred Stock shall be readjusted to such Applicable Conversion Price of such series of Preferred Stock as would have obtained had such Option or Convertible Security (or portion thereof) never been issued.

(e)                                  If the number of shares of Common Stock issuable upon the exercise, conversion and/or exchange of any Option or Convertible Security, or the consideration payable to the Corporation upon such exercise, conversion and/or exchange, is calculable at the time such Option or Convertible Security is issued or amended but is subject to adjustment based upon subsequent events, any adjustment to the Applicable Conversion Price of a series of Preferred Stock provided for in this Subsection 4.4.3 shall be effected at the time of such issuance or amendment based on such number of shares or amount of consideration without regard to any provisions for subsequent adjustments (and any subsequent adjustments shall be treated as provided in clauses (b) and (c) of this Subsection 4.4.3).  If the number of shares of Common Stock issuable upon the exercise, conversion and/or exchange of any Option or Convertible Security, or the consideration payable to the Corporation upon such exercise, conversion and/or exchange, cannot be calculated at all at the time such Option or Convertible Security is issued or amended, any adjustment to the Applicable Conversion Price of a series of Preferred Stock that would result under the terms of this Subsection 4.4.3 at the time of such issuance or amendment shall instead be effected at the time such number of shares and/or amount of consideration is first calculable (even if subject to subsequent adjustments), assuming for purposes of calculating such adjustment to the Applicable Conversion Price of such series of Preferred that such issuance or amendment took place at the time such calculation can first be made.

4.4.4                     Adjustment of Conversion Prices Upon Issuance of Additional Shares of Common Stock.  In the event the Corporation shall at any time after the Series A-1 Original Issue Date issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Subsection 4.4.3), without consideration or for a consideration per share less than the Applicable Conversion Price of a series of Preferred Stock in effect immediately prior to such issue, then such Applicable Conversion Price shall be reduced, concurrently with such issue, to a price (calculated to the nearest one-hundredth of a cent) determined in accordance with the following formula:

CP2 = CP1* (A + B) ÷ (A + C).

For purposes of the foregoing formula, the following definitions shall apply:

(a)                                 “CP2” shall mean the Applicable Conversion Price in effect immediately after such issue of Additional Shares of Common Stock

(b)                                 “CP1” shall mean the Applicable Conversion Price in effect immediately prior to such issue of Additional Shares of Common Stock;

(c)                                  “A” shall mean the number of shares of Common Stock outstanding immediately prior to such issue of Additional Shares of Common Stock (treating for this purpose as outstanding all shares of Common Stock issuable upon exercise of Options outstanding immediately prior to such issue or upon conversion or exchange of Convertible Securities (including the Preferred Stock) outstanding (assuming exercise of any outstanding Options therefor) immediately prior to such issue);

(d)                                 “B” shall mean the number of shares of Common Stock that would have been issued if such Additional Shares of Common Stock had been issued at a price per share equal to CP1 (determined by dividing the aggregate consideration received by the Corporation in respect of such issue by CP1); and

(e)                                  “C” shall mean the number of such Additional Shares of Common Stock issued in such transaction.

4.4.5                     Determination of Consideration.  For purposes of this Subsection 4.4, the consideration received by the Corporation for the issue of any Additional Shares of Common Stock shall be computed as follows:

(a)                                 Cash and Property:  Such consideration shall:

(i)                                     insofar as it consists of cash, be computed at the aggregate amount of cash received by the Corporation, excluding amounts paid or payable for accrued interest;

(ii)                                  insofar as it consists of property other than cash, be computed at the fair market value thereof at the time of such issue, as determined in good faith by the Board of Directors of the Corporation; and

(iii)                               in the event Additional Shares of Common Stock are issued together with other shares or securities or other assets of the Corporation for consideration which covers both, be the proportion of such consideration so received, computed as provided in clauses (i) and (ii) above, as determined in good faith by the Board of Directors of the Corporation.

(b)                                 Options and Convertible Securities.  The consideration per share received by the Corporation for Additional Shares of Common Stock deemed to have been issued pursuant to Subsection 4.4.3, relating to Options and Convertible Securities, shall be determined by dividing:

(i)                                     the total amount, if any, received or receivable by the Corporation as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Corporation upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities, by

(ii)                                  the maximum number of shares of Common Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities.

4.4.6                     Multiple Closing Dates.  In the event the Corporation shall issue on more than one date Additional Shares of Common Stock that are a part of one transaction or a series of related transactions and that would result in an adjustment to the Applicable Conversion Price of a series of Preferred Stock pursuant to the terms of Subsection 4.4.4 and such issuance dates occur within a period of no more than ninety (90) days from the first such issuance to the final such issuance, then, upon the final such issuance, the Applicable Conversion Price of such series of Preferred Stock shall be readjusted to give effect to all such issuances as if they occurred on the date of the first such issuance (and without giving effect to any additional adjustments as a result of any such subsequent issuances within such period).

4.5                               Adjustment for Stock Splits and Combinations.  If the Corporation shall at any time or from time to time after the Series A-1 Original Issue Date effect a subdivision of the outstanding Common Stock, the Series A-1 Conversion Price and the Series A-2 Conversion Price in effect immediately before that subdivision shall be proportionately decreased so that the number of shares of Common Stock issuable on conversion of each share of each such series shall be increased in proportion to such increase in the aggregate number of shares of Common Stock outstanding.  If the Corporation shall at any time or from time to time after the Series A-1 Original Issue Date combine the outstanding shares of Common Stock, the Series A-1 Conversion Price and the Series A-2 Conversion Price in effect immediately before the combination shall be proportionately increased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be decreased in proportion to such decrease in the aggregate number of shares of Common Stock outstanding.  Any adjustment under this subsection shall become effective at the close of business on the date the subdivision or combination becomes effective.

4.6                               Adjustment for Certain Dividends and Distributions.  In the event the Corporation at any time or from time to time after the Series A-1 Original Issue Date shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable on the Common Stock in additional shares of Common Stock, then and in each such event the Applicable Conversion Price of each series of Preferred Stock in effect immediately before such event shall be decreased as of the time of such issuance or, in the event such a record date shall have been fixed, as of the close of business on such record date, by multiplying each such Applicable Conversion Price then in effect by a fraction:

(1)                                          the numerator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and

(2)                                          the denominator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution.

Notwithstanding the foregoing, (a) if such record date shall have been fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, each such Applicable Conversion Price shall be recomputed accordingly as of the close of business on such record date and thereafter each such Applicable Conversion Price shall be adjusted pursuant to this subsection as of the time of actual payment of such dividends or distributions; and (b) no such adjustment shall be made to the Applicable Conversion Price of a series of Preferred Stock if the holders of such series of Preferred Stock simultaneously receive a dividend or other distribution of shares of Common Stock in a number equal to the number of shares of Common Stock as they would have received if all outstanding shares of Preferred Stock had been converted into Common Stock pursuant to the terms of this Section 4 on the date of such event.

4.7                               Adjustments for Other Dividends and Distributions.  In the event the Corporation at any time or from time to time after the Series A-1 Original Issue Date shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of the Corporation (other than a distribution of shares of Common Stock in respect of outstanding shares of Common Stock) or in other property and the provisions of Section 1 do not apply to such dividend or distribution, then and in each such event the holders of each series of Preferred Stock shall receive, simultaneously with the distribution to the holders of Common Stock, a dividend or other distribution of such securities or other property in an amount equal to the amount of such securities or other property as they would have received if all outstanding shares of such series of Preferred Stock had been converted into Common Stock pursuant to this Section 4 on the date of such event.

4.8                               Adjustment for Merger or Reorganization, etc.  Subject to the provisions of Subsection 2.4, if there shall occur any reorganization, recapitalization, reclassification, consolidation or merger involving the Corporation in which the Common Stock (but not a series of Preferred Stock) is converted into or exchanged for securities, cash or other property (other than a transaction covered by Subsections 4.4, 4.6 or 4.7), then, following any such reorganization, recapitalization, reclassification, consolidation or merger, each share of such series of Preferred Stock shall thereafter be convertible in lieu of the Common Stock into which it was convertible prior to such event into the kind and amount of securities, cash or other property which a holder of the number of shares of Common Stock of the Corporation issuable upon conversion of one share of such series of Preferred Stock immediately prior to such reorganization, recapitalization, reclassification, consolidation or merger would have been entitled to receive pursuant to such transaction; and, in such case, appropriate adjustment (as determined in good faith by the Board of Directors of the Corporation) shall be made in the application of the provisions in this Section 4 with respect to the rights and interests thereafter of the holders of such series of Preferred Stock, to the end that the provisions set forth in this Section 4 (including provisions with respect to changes in and other adjustments of the Applicable Conversion Price of such series of Preferred Stock) shall thereafter be applicable, as nearly as reasonably may be, in relation to any securities or other property thereafter deliverable upon the conversion of such series of Preferred Stock.  For the avoidance of doubt, nothing in this Subsection 4.8 shall be construed as preventing the holders of a series of Preferred Stock from seeking any appraisal rights to which they are otherwise entitled under the General Corporation Law in connection with a merger triggering an adjustment hereunder, nor shall this Subsection 4.8 be deemed conclusive evidence of the fair value of the shares of a series of Preferred Stock in any such appraisal proceeding.

4.9                               Certificate as to Adjustments.  Upon the occurrence of each adjustment or readjustment of the Applicable Conversion Price of a series of Preferred Stock pursuant to this Section 4, the Corporation at its expense shall, as promptly as reasonably practicable but in any event not later than ten (10) days thereafter, compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of such series of Preferred Stock a certificate setting forth such adjustment or readjustment (including the kind and amount of securities, cash or other property into which such series of Preferred Stock is convertible) and showing in detail the facts upon which such adjustment or readjustment is based.  The Corporation shall, as promptly as reasonably practicable after the written request at any time of any holder of any series of Preferred Stock (but in any event not later than ten (10) days thereafter), furnish or cause to be furnished to such holder a certificate setting forth (i) the Applicable Conversion Price of such series of Preferred Stock then in effect, and (ii) the number of shares of Common Stock and the amount, if any, of other securities, cash or property which then would be received upon the conversion of such series of Preferred Stock.

4.10                        Notice of Record Date.  In the event:

(a)                                 the Corporation shall take a record of the holders of its Common Stock (or other capital stock or securities at the time issuable upon conversion of the Preferred Stock) for the purpose of entitling or enabling them to receive any dividend or other distribution, or to receive any right to subscribe for or purchase any shares of capital stock of any class or any other securities, or to receive any other security; or

(b)                                 of any capital reorganization of the Corporation, any reclassification of the Common Stock of the Corporation, or any Deemed Liquidation Event; or

(c)                                  of the voluntary or involuntary dissolution, liquidation or winding-up of the Corporation,

then, and in each such case, the Corporation will send or cause to be sent to the holders of the Preferred Stock a notice specifying, as the case may be, (i) the record date for such dividend, distribution or right, and the amount and character of such dividend, distribution or right, or (ii) the effective date on which such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up is proposed to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock (or such other capital stock or securities at the time issuable upon the conversion of the Preferred Stock) shall be entitled to exchange their shares of Common Stock (or such other capital stock or securities) for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up, and the amount per share and character of such exchange applicable to the Preferred Stock and the Common Stock.  Such notice shall be sent at least ten (10) days prior to the record date or effective date for the event specified in such notice.

5.                                      Mandatory Conversion.

5.1                               Trigger Events.  Upon either (a) the closing of the sale of shares of Common Stock to the public at a price of at least $5.21 per share (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Common Stock), in a firm-commitment underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, resulting in at least $50,000,000 of gross proceeds to the Corporation or (b) the date and time, or the occurrence of an event, specified by vote or written consent of the holders of at least 60% of the then outstanding shares of Preferred Stock, voting together as a single class as if all outstanding shares of Preferred Stock were converted into shares of Common Stock pursuant to Section 4 (the time of such closing or the date and time specified or the time of the event specified in such vote or written consent is referred to herein as the “Mandatory Conversion Time”), then (i) all outstanding shares of Preferred Stock shall automatically be converted into shares of Common Stock, at the then effective conversion rate as calculated pursuant to Subsection 4.1.1 and (ii) such shares may not be reissued by the Corporation.

5.2                               Procedural Requirements.  All holders of record of shares of Preferred Stock shall be sent written notice of the Mandatory Conversion Time and the place designated for mandatory conversion of all such shares of Preferred Stock pursuant to this Section 5.  Such notice need not be sent in advance of the occurrence of the Mandatory Conversion Time.  Upon receipt of such notice, each holder of shares of Preferred Stock shall surrender his, her or its certificate or certificates for all such shares (or, if such holder alleges that such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Corporation to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate) to the Corporation at the place designated in such notice.  If so required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or by his, her or its attorney duly authorized in writing.  All rights with respect to the Preferred Stock converted pursuant to Subsection 5.1, including the rights, if any, to receive notices and vote (other than as a holder of Common Stock), will terminate at the Mandatory Conversion Time (notwithstanding the failure of the holder or holders thereof to surrender any certificates at or prior to such time), except only the rights of the holders thereof, upon surrender of their certificate or certificates (or lost certificate affidavit and agreement) therefor, to receive the items provided for in the next sentence of this Subsection 5.2.  As soon as practicable after the Mandatory Conversion Time and the surrender of their certificate or certificates (or lost certificate affidavit and agreement) for Preferred Stock, the Corporation shall (a) issue and deliver to such holder, or to his, her or its nominees, a certificate or certificates for the number of full shares of Common Stock issuable on such conversion in accordance with the provisions hereof, and (b) pay cash as provided in Subsection 4.2 in lieu of any fraction of a share of Common Stock otherwise issuable upon such conversion and the payment of any declared but unpaid dividends on the shares of Preferred Stock converted.  Such converted Preferred Stock shall be retired and cancelled and may not be reissued as shares of such series, and the Corporation may thereafter take such appropriate action (without the need for stockholder action) as may be necessary to reduce the authorized number of shares of Preferred Stock accordingly.

5A.                             Special Mandatory Conversion.

5A.1.                   Trigger Event.  In the event that any holder of shares of Preferred Stock fails to fulfill its entire obligation to participate in a Subsequent Closing (as defined below) by purchasing, in the aggregate, in such Subsequent Closing such holder’s Designated Amount (as defined below) (provided that all milestones with respect to such closing have been achieved), then (i) each share of Preferred Stock held by such holder and each Investor Affiliate (as defined below) of such holder shall automatically, effective upon, subject to, and concurrently with the consummation of the Subsequent Closing and without any further action on the part of such holder or Investor Affiliate, be converted into a number of shares of Common Stock equal to the quotient of (a) the number of shares of Common Stock into which such share of Preferred Stock is convertible pursuant to Subsection 4.1.1 immediately prior to the consummation of such Subsequent Closing, divided by (b) five (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization) and (ii) (a) four out of every five shares of Common Stock issued upon conversion of Preferred Stock and held by such holder or such holder’s Investor Affiliates as of immediately prior to such Subsequent Closing shall immediately be deemed surrendered and cancelled without any action on the part of such holder or Investor Affiliate, (b) the certificate or certificates formerly evidencing the shares of Common Stock held by such holder or such holder’s Investor Affiliates prior to such cancellation shall be deemed only to represent the portion of such shares remaining outstanding following such cancellation, and (c) upon surrender of such certificate or certificates (or, if such holder or Investor Affiliate alleges that such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Corporation to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate) for such shares of Common Stock, the Corporation shall issue and deliver to such holder or Investor Affiliate, a certificate or certificates for the number of full shares of Common Stock that remain outstanding in accordance with the provisions hereof.  For purposes of determining whether a holder of Preferred Stock has purchased in the Subsequent Closing its Designated Amount, all shares of Preferred Stock purchased by Investor Affiliates of such holder in the Subsequent Closing shall be aggregated with the shares of Preferred Stock purchased by such holder in the Subsequent Closing (provided that no shares or securities shall be attributed to more than one entity or person within any such group of affiliated entities or persons).  Such conversion is referred to as a “Special Mandatory Conversion.”

5A.2.                   Procedural Requirements.  Upon a Special Mandatory Conversion, each holder of shares of Preferred Stock converted pursuant to Subsection 5A.1 shall be sent written notice of such Special Mandatory Conversion and the place designated for mandatory conversion of all such shares of Preferred Stock pursuant to this Section 5A.  Upon receipt of such notice, each holder of such shares of Preferred Stock shall surrender his, her or its certificate or certificates for all such shares (or, if such holder alleges that any such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Corporation to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate) to the Corporation at the place designated in such notice.  If so required by the Corporation, any certificates surrendered for conversion shall be endorsed or accompanied by written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or by his, her or its attorney duly authorized in writing.  All rights with respect to the Preferred Stock converted pursuant to Subsection 5A.1, including the rights, if any, to receive notices and vote (other than as a holder of Common Stock), will terminate at the time of the Special Mandatory Conversion (notwithstanding the failure of the holder or holders thereof to surrender any certificates for such shares at or prior to such time), except only the rights of the holders thereof, upon surrender of any certificate or certificates of such holders therefor (or lost certificate affidavit and agreement), to receive the items provided for in the next sentence of this Subsection 5A.2.  As soon as practicable after the Special Mandatory Conversion and the surrender of any certificate or certificates (or lost certificate affidavit and agreement) for Preferred Stock so converted, the Corporation shall (a)

issue and deliver to such holder, or to his, her or its nominees, a certificate or certificates for the number of full shares of Common Stock issuable on such conversion in accordance with the provisions hereof and (b) pay cash as provided in Subsection 4.2 in lieu of any fraction of a share of Common Stock otherwise issuable upon such conversion and the payment of any declared but unpaid dividends on the shares of Preferred Stock converted.  Such converted Preferred Stock shall be retired and cancelled and may not be reissued as shares of such series, and the Corporation may thereafter take such appropriate action (without the need for stockholder action) as may be necessary to reduce the authorized number of shares of Preferred Stock accordingly.

5A.3.                   Definitions.  For purposes of this Section 5A, the following definitions shall apply:

5A.3.1            “Designated Amount” shall mean, with respect to any holder of Preferred Stock, in the case of the Second Closing, the number of shares of Preferred Stock set forth opposite such holder’s name on Exhibit A to the Purchase Agreement under the heading “Number of Shares of Series A-1 Preferred Stock to be Purchased at Second Closing” and in the case of the Third Closing, the number of shares of Preferred Stock set forth opposite such holder’s name on Exhibit A to the Purchase Agreement under the heading “Number of Shares of Series A-2 Preferred Stock to be Purchased at Third Closing.”

5A.3.2            “Investor Affiliate” shall mean, with respect to any holder of shares of Preferred Stock, any person, entity or firm which, directly or indirectly, controls, is controlled by or is under common control with such holder, including, without limitation, any entity of which the holder is a partner or member, any partner, officer, director, member or employee of such holder and any venture capital fund now or hereafter existing of which the holder is a partner or member which is controlled by or under common control with one or more general partners of such holder or shares the same management company with such holder.

5A.3.3            “Purchase Agreement” means the Preferred Stock Purchase Agreement dated on or about the Series A-1 Original Issue Date, by and among the Corporation and the other parties thereto, as the same may be amended from time to time.

5A.3.4            “Second Closing” shall mean the second closing of the sale of shares of Preferred Stock in accordance with Section 1.3 of the Purchase Agreement.

5A.3.5            “Subsequent Closing” shall mean either the Second Closing or the Third Closing.

5A.3.6            “Third Closing” shall mean the third closing of the sale of shares of Preferred Stock in accordance with Section 1.4 of the Purchase Agreement.

6.                                      Redemption

6.1                               General.  Unless prohibited by Delaware law governing distributions to stockholders, shares of Preferred Stock shall be redeemed by the Corporation at a price equal to the Applicable Original Issue Price per share, plus all declared but unpaid dividends thereon (the “Redemption Price”), in three annual installments commencing not more than sixty (60) days after receipt by the Corporation at any time on or after the date that is five (5) years after the Series A-1 Original Issue Date, from the holders of at least 60% of the then outstanding shares of Preferred Stock, determined as if all such shares had been converted into shares of Common Stock pursuant to Section 4, of written notice requesting redemption of all shares of Preferred Stock (the “Redemption Request”).  Upon receipt of a Redemption Request, the Corporation shall apply all of its assets to any such redemption, and to no other corporate purpose, except to the extent prohibited by Delaware law governing distributions to stockholders. The date of each such installment shall be referred to as a “Redemption Date.”  On each Redemption Date, the Corporation shall redeem, on a pro rata basis in accordance with the number of shares of Preferred Stock owned by each holder, that number of outstanding shares of Preferred Stock determined by dividing (i) the total number of shares of Preferred Stock outstanding immediately prior to such Redemption Date by (ii) the number of remaining Redemption Dates (including the Redemption Date to which such calculation applies).  If on any Redemption Date Delaware law governing distributions to stockholders prevents the Corporation from redeeming all shares of Preferred Stock to be redeemed, the Corporation shall ratably redeem the maximum number of shares that it may redeem consistent with such law, and shall redeem the remaining shares as soon as it may lawfully do so under such law.

6.2                               Redemption Notice.  The Corporation shall send written notice of the mandatory redemption (the “Redemption Notice”) to each holder of record of Preferred Stock not less than forty (40) days prior to each Redemption Date.  Each Redemption Notice shall state:

(a)                                 the number of shares of Preferred Stock held by the holder that the Corporation shall redeem on the Redemption Date specified in the Redemption Notice;

(b)                                 the Redemption Date and the Redemption Price;

(c)                                  the date upon which the holder’s right to convert such shares terminates (as determined in accordance with Subsection 4.1); and

(d)                                 for holders of shares in certificated form, that the holder is to surrender to the Corporation, in the manner and at the place designated, his, her or its certificate or certificates representing the shares of Preferred Stock to be redeemed.

6.3                               Surrender of Certificates; Payment.  On or before the applicable Redemption Date, each holder of shares of Preferred Stock to be redeemed on such Redemption Date, unless such holder has exercised his, her or its right to convert such shares as provided in Section 4, shall surrender the certificate or certificates representing such shares (or, if such registered holder alleges that such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Corporation to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate) to the Corporation, in the manner and at the place designated in the Redemption Notice, and thereupon the Redemption Price for such shares shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof.  In the event less than all of the shares of Preferred Stock represented by a certificate are redeemed, a new certificate representing the unredeemed shares of Preferred Stock shall promptly be issued to such holder.

6.4                               Rights Subsequent to Redemption.  If the Redemption Notice shall have been duly given, and if on the applicable Redemption Date the Redemption Price payable upon redemption of the shares of Preferred Stock to be redeemed on such Redemption Date is paid or tendered for payment or deposited with an independent payment agent so as to be available therefor in a timely manner, then notwithstanding that any certificates evidencing any of the shares of Preferred Stock so called for redemption shall not have been surrendered, dividends with respect to such shares of Preferred Stock shall cease to accrue after such Redemption Date and all rights with respect to such shares shall forthwith after the Redemption Date terminate, except only the right of the holders to receive the Redemption Price without interest upon surrender of any such certificate or certificates therefor.

7.                                      Redeemed or Otherwise Acquired Shares.  Any shares of Preferred Stock that are redeemed or otherwise acquired by the Corporation or any of its subsidiaries shall be automatically and immediately cancelled and retired and shall not be reissued, sold or transferred.  Neither the Corporation nor any of its subsidiaries may exercise any voting or other rights granted to the holders of Preferred Stock following redemption.

8.                                      Waiver.  Except as otherwise set forth herein, any of the rights, powers, preferences and other terms of any series of Preferred Stock set forth herein may be waived on behalf of all holders of such series of Preferred Stock by the affirmative written consent or vote of the holders of at least 60% of the shares of all series of Preferred Stock then outstanding (consenting or voting together as a single class as if all outstanding shares of Preferred Stock were converted into shares of Common Stock pursuant to Section 4).

9.                                      Notices.  Any notice required or permitted by the provisions of this Article Fourth to be given to a holder of shares of Preferred Stock shall be mailed, postage prepaid, to the post office address last shown on the records of the Corporation, or given by electronic communication in compliance with the provisions of the General Corporation Law, and shall be deemed sent upon such mailing or electronic transmission.

FIFTH:  Subject to any additional vote required by the Certificate of Incorporation or Bylaws, in furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, repeal, alter, amend and rescind any or all of the Bylaws of the Corporation.

SIXTH:  Subject to any additional vote required by the Certificate of Incorporation, the number of directors of the Corporation shall be determined in the manner set forth in the Bylaws of the Corporation.

SEVENTH:  Elections of directors need not be by written ballot unless the Bylaws of the Corporation shall so provide.

EIGHTH:  Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws of the Corporation may provide.  The books of the Corporation may be kept outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation.

NINTH:  To the fullest extent permitted by law, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.  If the General Corporation Law or any other law of the State of Delaware is amended after approval by the stockholders of this Article Ninth to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law as so amended.

Any repeal or modification of the foregoing provisions of this Article Ninth by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of, or increase the liability of any director of the Corporation with respect to any acts or omissions of such director occurring prior to, such repeal or modification.

TENTH:  The following indemnification provisions shall apply to the persons enumerated below.

1.                                      Right to Indemnification of Directors and Officers.  The Corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person (an “Indemnified Person”) who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”), by reason of the fact that such person, or a person for whom such person is the legal representative, is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, limited liability company, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys’ fees) reasonably incurred by such Indemnified Person in such Proceeding.  Notwithstanding the preceding sentence, except as otherwise provided in Section 3 of this Article Tenth, the Corporation shall be required to indemnify an Indemnified Person in connection with a Proceeding (or part thereof) commenced by such Indemnified Person only if the commencement of such Proceeding (or part thereof) by the Indemnified Person was authorized in advance by the Board of Directors.

2.                                      Prepayment of Expenses of Directors and Officers.  The Corporation shall pay the expenses (including attorneys’ fees) incurred by an Indemnified Person in defending any Proceeding in advance of its final disposition, provided, however, that, to the extent required by law, such payment of expenses in advance of the final disposition of the Proceeding shall be made only upon receipt of an undertaking by the Indemnified Person to repay all amounts advanced if it should be ultimately determined that the Indemnified Person is not entitled to be indemnified under this Article Tenth or otherwise.

3.                                      Claims by Directors and Officers.  If a claim for indemnification or advancement of expenses under this Article Tenth is not paid in full within thirty (30) days after a written claim therefor by the Indemnified Person has been received by the Corporation, the Indemnified Person may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim.  In any such action the Corporation shall have the burden of proving that the Indemnified Person is not entitled to the requested indemnification or advancement of expenses under applicable law.

4.                                      Indemnification of Employees and Agents.  The Corporation may indemnify and advance expenses to any person who was or is made or is threatened to be made or is otherwise involved in any Proceeding by reason of the fact that such person, or a person for whom such person is the legal representative, is or was an employee or agent of the Corporation or, while an employee or agent of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, limited liability company, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys’ fees) reasonably incurred by such person in connection with such Proceeding.  The ultimate determination of entitlement to indemnification of persons who are non-director or officer employees or agents shall be made in such manner as is determined by the Board of Directors in its sole discretion.  Notwithstanding the foregoing sentence, the Corporation shall not be required to indemnify a person in connection with a Proceeding initiated by such person if the Proceeding was not authorized in advance by the Board of Directors.

5.                                      Advancement of Expenses of Employees and Agents.  The Corporation may pay the expenses (including attorneys’ fees) incurred by an employee or agent in defending any Proceeding in advance of its final disposition on such terms and conditions as may be determined by the Board of Directors.

6.                                      Non-Exclusivity of Rights.  The rights conferred on any person by this Article Tenth shall not be exclusive of any other rights which such person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, these by-laws, agreement, vote of stockholders or disinterested directors or otherwise.

7.                                      Other Indemnification.  The Corporation’s obligation, if any, to indemnify any person who was or is serving at its request as a director, officer or employee of another Corporation, partnership, limited liability company, joint venture, trust, organization or other enterprise shall be reduced by any amount such person may collect as indemnification from such other Corporation, partnership, limited liability company, joint venture, trust, organization or other enterprise.

8.                                      Insurance.  The Board of Directors may, to the full extent permitted by applicable law as it presently exists, or may hereafter be amended from time to time, authorize an appropriate officer or officers to purchase and maintain at the Corporation’s expense insurance:  (a) to indemnify the Corporation for any obligation which it incurs as a result of the indemnification of directors, officers and employees under the provisions of this Article Tenth; and (b) to indemnify or insure directors, officers and employees against liability in instances in which they may not otherwise be indemnified by the Corporation under the provisions of this Article Tenth.

9.                                      Amendment or Repeal.  Any repeal or modification of the foregoing provisions of this Article Tenth shall not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to the time of such repeal or modification.  The rights provided hereunder shall inure to the benefit of any Indemnified Person and such person’s heirs, executors and administrators.

ELEVENTH:  The Corporation renounces, to the fullest extent permitted by law, any interest or expectancy of the Corporation in, or in being offered an opportunity to participate in, any Excluded Opportunity.  An “Excluded Opportunity” is any matter, transaction or interest that is presented to, or acquired, created or developed by, or which otherwise comes into the possession of, (i) any director of the Corporation who is not an employee of the Corporation or any of its subsidiaries, or (ii) any holder of Preferred Stock or any partner, member, director, stockholder, employee or agent of any such holder, other than someone who is an employee of the Corporation or any of its subsidiaries (collectively, “Covered Persons”), unless such matter, transaction or interest is presented to, or acquired, created or developed by, or otherwise comes into the possession of, a Covered Person expressly and solely in such Covered Person’s capacity as a director of the Corporation.

TWELFTH:  Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery in the State of Delaware shall be the sole and exclusive forum for any stockholder (including a beneficial owner) to bring (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of fiduciary duty owed by any director, officer or other employee of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim against the Corporation, its directors, officers or employees arising pursuant to any provision of the Delaware General Corporation Law or the Corporation’s certificate of incorporation or bylaws or (iv) any action asserting a claim against the Corporation, its directors, officers or employees governed by the internal affairs doctrine, except for, as to each of (i) through (iv) above, any claim as to which the Court of Chancery determines that there is an indispensable party not subject to the jurisdiction of the Court of Chancery (and the indispensable party does not consent to the personal jurisdiction of the Court of Chancery within ten (10) days following such determination), which is vested in the exclusive jurisdiction of a court or forum other than the Court of Chancery, or for which the Court of Chancery does not have subject matter jurisdiction.  If any provision or provisions of this Article Twelfth shall be held to be invalid, illegal or unenforceable as applied to any person or entity or circumstance for any reason whatsoever, then, to the fullest extent permitted by law, the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of this Article Twelfth (including, without limitation, each port of any sentence of this Article Twelfth containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) and the applicable of such provision to other persons or entities and circumstances shall not in any way be affected or impaired thereby.

*         *         *

3.                                      That the foregoing amendment and restatement was approved by the holders of the requisite number of shares of this Corporation in accordance with Section 228 of the General Corporation Law.

4.                                      That this Restated Certificate of Incorporation, which restates and integrates and further amends the provisions of this Corporation’s Certificate of Incorporation, has been duly adopted in accordance with Sections 242 and 245 of the General Corporation Law.

IN WITNESS WHEREOF, this Restated Certificate of Incorporation has been executed by a duly authorized officer of this corporation on this 20th day of November, 2013.

By:	/s/ Feng Zhang
Feng Zhang, President

CERTIFICATE OF MERGER

OF

Geneng, Inc.
(a Delaware corporation)

INTO

Editas Medicine, Inc.
(a Delaware corporation)

Editas Medicine, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify:

FIRST:  That the name and state of incorporation of each of the constituent corporations of the merger is as follows:

Name	State of Incorporation
Geneng, Inc.	Delaware
Editas Medicine, Inc.	Delaware

SECOND:  That an Agreement and Plan of Merger between the parties to the merger has been approved, adopted, executed and acknowledged by each of the constituent corporations in accordance with the requirements of Subsection (c) of Section 251 of the General Corporation Law of the State of Delaware.

THIRD:  That the name of the surviving corporation of the merger is Editas Medicine, Inc.

FOURTH:  That the Restated Certificate of Incorporation of Editas Medicine, Inc., a Delaware corporation which will survive the merger, shall be the Certificate of Incorporation of the surviving corporation.

FIFTH:  That the executed Agreement and Plan of Merger is on file at the principal place of business of the surviving corporation.  The address of said principal place of business is c/o Polaris Partners, 1000 Winter Street, Suite 3350, Waltham, MA 02451.

SIXTH:  That a copy of the Agreement and Plan of Merger will be furnished by the surviving corporation upon request and without cost to any stockholder of any constituent corporation.

SEVENTH:  That this Certificate of Merger shall be effective upon filing.

IN WITNESS WHEREOF, Editas Medicine, Inc. has caused this Certificate to be executed by its President and attested by its Secretary this 20th day of November, 2013.

EDITAS MEDICINE, INC. (a Delaware corporation)

	By:	/s/ Feng Zhang
Feng Zhang
President

ATTEST:

/s/ Deborah Palestrant
Deborah Palestrant
Secretary

CERTIFICATE OF AMENDMENT
OF
RESTATED CERTIFICATE OF INCORPORATION
OF
EDITAS MEDICINE, INC.

Editas Medicine, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify as follows:

1.                                      The name of the Corporation is Editas Medicine, Inc.  The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on September 3, 2013 under the name Gengine, Inc. and was restated on November 20, 2013.

2.                                      This Certificate of Amendment of Restated Certificate of Incorporation was duly adopted by resolution of the board of directors and written consent of the stockholders of the Corporation in accordance with the applicable provisions of Sections 141, 228 and 242 of the General Corporation Law of the State of Delaware.

3.                                      The Restated Certificate of Incorporation of the Corporation is hereby amended by deleting the first sentence of Article FOURTH thereof in its entirety and by substituting the following in lieu thereof:

“The total number of shares of all classes of capital stock which the Corporation has the authority to issue is (i) 57,250,000 shares of Common Stock, $0.0001 par value per share (“Common Stock”), and (ii) 38,018,672 shares of Preferred Stock, $0.0001 par value per share (“Preferred Stock”).”

4.                                      The Restated Certificate of Incorporation of the Corporation is hereby further amended by deleting the first sentence of Article FOURTH, Part B in its entirety and by substituting the following in lieu thereof:

“21,320,000 shares of the authorized and unissued Preferred Stock of the Corporation are hereby designated “Series A-1 Preferred Stock” and 16,698,672 shares of the authorized and unissued Preferred Stock of the Corporation are hereby designated “Series A-2 Preferred Stock,” each with the following rights, preferences, powers, privileges and restrictions, qualifications and limitations.”

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by its President this 6th day of May, 2014.

EDITAS MEDICINE, INC.

By:	/s/ Kevin Bitterman
Name:	Kevin Bitterman
Title:	President

CERTIFICATE OF AMENDMENT
OF
RESTATED CERTIFICATE OF INCORPORATION
OF
EDITAS MEDICINE, INC.

Editas Medicine, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify as follows:

1.                                      The name of the Corporation is Editas Medicine, Inc.  The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on September 3, 2013 under the name Gengine, Inc.

2.                                      This Certificate of Amendment of Restated Certificate of Incorporation was duly adopted by resolution of the board of directors and written consent of the stockholders of the Corporation in accordance with the applicable provisions of Sections 141, 228 and 242 of the General Corporation Law of the State of Delaware.

3.                                      The Restated Certificate of Incorporation of the Corporation is hereby amended by deleting the first sentence of Article FOURTH thereof in its entirety and by substituting the following in lieu thereof:

“The total number of shares of all classes of capital stock which the Corporation has the authority to issue is (i) 60,800,000 shares of Common Stock, $0.0001 par value per share (“Common Stock”), and (ii) 38,018,672 shares of Preferred Stock, $0.0001 par value per share (“Preferred Stock”).”

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by its President this 20th day of June, 2014.

EDITAS MEDICINE, INC.

By:	/s/ Katrine Bosley
Name:	Katrine Bosley
Title:	President

CERTIFICATE OF AMENDMENT
OF
RESTATED CERTIFICATE OF INCORPORATION
OF
EDITAS MEDICINE, INC.

Editas Medicine, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify as follows:

1.                                      The name of the Corporation is Editas Medicine, Inc.  The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on September 3, 2013 under the name Gengine, Inc.

2.                                      This Certificate of Amendment of Restated Certificate of Incorporation was duly adopted by resolution of the board of directors and written consent of the stockholders of the Corporation in accordance with the applicable provisions of Sections 141, 228 and 242 of the General Corporation Law of the State of Delaware.

3.                                      The Restated Certificate of Incorporation of the Corporation is hereby amended by deleting the first sentence of Article FOURTH thereof in its entirety and by substituting the following in lieu thereof:

“The total number of shares of all classes of capital stock which the Corporation has the authority to issue is (i) 60,800,000 shares of Common Stock, $0.0001 par value per share (“Common Stock”), and (ii) 38,210,699 shares of Preferred Stock, $0.0001 par value per share (“Preferred Stock”).”

8.                                      The Restated Certificate of Incorporation of the Corporation is hereby further amended by deleting the first sentence Section B of Article FOURTH thereof in its entirety and by substituting the following in lieu thereof:

“21,260,000 shares of the authorized and unissued Preferred Stock of the Corporation are hereby designated “Series A-1 Preferred Stock” and 16,890,699 shares of the authorized and unissued Preferred Stock of the Corporation are hereby designated “Series A-2 Preferred Stock,” each with the following rights, preferences, powers, privileges and restrictions, qualifications and limitations.”

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by its President this 8th day of June, 2015.

EDITAS MEDICINE, INC.

By:	/s/ Katrine Bosley
Name:	Katrine Bosley
Title:	President

CERTIFICATE OF AMENDMENT
OF
RESTATED CERTIFICATE OF INCORPORATION
OF
EDITAS MEDICINE, INC.

Editas Medicine, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify as follows:

1.                                      The name of the Corporation is Editas Medicine, Inc.  The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on September 3, 2013 under the name Gengine, Inc.

2.                                      This Certificate of Amendment of Restated Certificate of Incorporation was duly adopted by resolution of the board of directors and written consent of the stockholders of the Corporation in accordance with the applicable provisions of Sections 141, 228 and 242 of the General Corporation Law of the State of Delaware.

3.                                      The Restated Certificate of Incorporation of the Corporation is hereby amended by deleting the first sentence Section B of Article FOURTH thereof in its entirety and by substituting the following in lieu thereof:

“21,320,000 shares of the authorized and unissued Preferred Stock of the Corporation are hereby designated “Series A-1 Preferred Stock” and 16,890,699 shares of the authorized and unissued Preferred Stock of the Corporation are hereby designated “Series A-2 Preferred Stock,” each with the following rights, preferences, powers, privileges and restrictions, qualifications and limitations.”

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by its President this 14th day of July, 2015.

EDITAS MEDICINE, INC.

By:	/s/ Katrine Bosley
Name:	Katrine Bosley
Title:	President

Schedule 2

The Borrower updates Section ****8 of Schedule D as follows:

The following are all of Borrower’s patents, trademarks and service marks registered with the United States Patent and Trademark Office, and all applicants filed by Borrower in the United States Patent and Trademark Office for a patent or to register a trademark or service mark as of the date of the Amendment:

[ATTACHED]

Editas reference number	CaseNumber	SubCase	AppNumber	FilDate	Status	Title
EM001P1	C2159-7000	00	61/883925	27-Sep-2013	Expired	CRISPR-RELATED METHODS AND COMPOSITIONS
EM 001P2	C2159-7000	01	61/898043	31-Oct-2013	Expired	CRISPR-RELATED METHODS AND COMPOSITIONS
EM001P3	C2159-7041	00	61/901215	07-Nov-2013	Expired	CRISPR-RELATED METHODS AND COMPOSITIONS WITH GOVERNING gRNAS
EM-001PCT	C2159-7000	WO	PCT/US2014/057905	26-Sep-2014	Published	CRISPR-RELATED METHODS AND COMPOSITIONS
EM001PCT2	C2159-7041	WO	PCT/US2014/064663	07-Nov-2014	Published	CRISPR-RELATED METHODS AND COMPOSITIONS WITH GOVERNING gRNAS
EM001US1	C2159-7041	10	14/536319	07-Nov-2014	Pending	CRISPR-RELATED METHODS AND COMPOSITIONS WITH GOVERNING gRNAS
EM004P1	C2159-7007	00	61/948520	05-Mar-2014	Expired	CRISPR/CAS/RELATED METHODS AND COMPOSITIONS FOR TREATING USHER SYNDROME AND RETINITIS PIGMENTOSA
Em004p2	C2159-7043	00	62/128978	05-Mar-2015	Pending	CRISPR/CAS/RELATED METHODS AND COMPOSITIONS FOR TREATING USHER SYNDROME AND RETINITIS PIGMENTOSA
EM004PCT	C2159-7007	WO	PCT/US2015/019064	05-Mar-2015	Pending	CRISPR/CAS/RELATED METHODS AND COMPOSITIONS FOR TREATING USHER SYNDROME AND RETINITIS PIGMENTOSA
EM007P1	C2159-7010	00	61/950733	10-Mar-2014	Expired	CRISPR/CAS-RELATED METHODS AND COMPOSITIONS FOR TREATING LEBER’S CONGENITAL AMAUROSIS 10 (LCA10)
EM007P2	C2159-7010	01	62/036576	12-Aug-2015	Pending	CRISPR/CAS-RELATED METHODS AND COMPOSITIONS FOR TREATING LEBER’S CONGENITAL AMAUROSIS 10 (LCA10)
EM007PCT	C2159-7010	WO	PCT/US2015/019790	10-Mar-2015	Pending	CRISPR/CAS-RELATED METHODS AND COMPOSITIONS FOR TREATING LEBER’S CONGENITAL AMAUROSIS 10 (LCA10)
EM007US1	C2159-7010	10	14/644181	10-Mar-2015	Pending	CRISPR/CAS-RELATED METHODS AND COMPOSITIONS FOR TREATING LEBER’S CONGENITAL AMAUROSIS 10 (LCA10)
EM008P1	C2159-7026	00	61/974327	02-Apr-2014	Expired	CRISPR/CAS-RELATED METHODS AND COMPOSITIONS FOR TREATING PRIMARY OPEN ANGLE GLAUCOMA
EM008PCT	C2159-7026	WO	PCT/US/2015/023906	01-Apr-2015	Pending	CRISPR/CAS-RELATED METHODS AND COMPOSITIONS FOR TREATING PRIMARY OPEN ANGLE GLAUCOMA

Editas reference number	CaseNumber	SubCase	AppNumber	FilDate	Status	Title
EM013P1	C2159-7018	00	61/970237	25-Mar-2014	Expired	CRISPR/CAS-RELATED METHODS AND COMPOSITIONS FOR TREATING HIV INFECTION AND AIDS
EM013PCT	C2159-7018	WO	PCT/US2015/022497	25-Mar-2015	Pending	CRISPR/CAS-RELATED METHODS AND COMPOSITIONS FOR TREATING HIV INFECTION AND AIDS
EM014P1	C2159-7023	00	61/970588	26-Mar-2014	Expired	CRISPR/CAS-RELATED METHODS AND COMPOSITIONS FOR TREATING SICKLE CELL DISEASE
EM014P2	C2159-7023	01	62/084487	25-Nov-2014	Pending	CRISPR/CAS-RELATED METHODS AND COMPOSITIONS FOR TREATING SICKLE CELL DISEASE
EM014PCT	C2159-7023	WO	PCT/US2015/022855	2-Mar-2015	Pending	CRISPR/CAS-RELATED METHODS AND COMPOSITIONS FOR TREATING SICKLE CELL DISEASE
EM021P1	C2159-7019	00	61/970585	26-Mar-2014	Expired	CRISPR/CAS-RELATED METHODS AND COMPOSITIONS FOR TREATING BETA-THALASSEMIA
EM021P2	C2159-7019	01	62/084488	25-Nov-2014	Pending	CRISPR/CAS-RELATED METHODS AND COMPOSITIONS FOR TREATING BETA-THALASSEMIA
EM021PCT	C2159-7019	WO	PCT/US2015/022851	26-Mar-2015	Pending	CRISPR/CAS-RELATED METHODS AND COMPOSITIONS FOR TREATING BETA-THALASSEMIA
EM027P1	C2159-7025	00	61/977488	09-Apr-2014	Expired	CRISPR/CAS-RELATED METHODS AND COMPOSITIONS FOR TREATING CYSTIC FIBROSIS
EM027PCT	C2159-7025	WO	PCT/US201/239605	01-Apr-2015	Expired	CRISPR/CAS-RELATED METHODS AND COMPOSITIONS FOR TREATING CYSTIC FIBROSIS
EM032P1	C2159-7026	00	61/973793	01-Apr-2014	Expired	CRISPR/CAS-RELATED METHODS AND COMPOSITIONS FOR TREATING HERPES SIMPLEX VIRUS TYPE 1 (HSV-1)
EM032PCT	C2159-7028	WO	PCT/US2015/023916	01-Apr-2015	Pending	CRISPR/CAS-RELATED METHODS AND COMPOSITIONS FOR TREATING HSV-1 INFECTION
EM033P1	C2159-7027	00	61/973792	01-Apr-2014	Expired	CRISPR/CAS-RELATED METHODS AND COMPOSITIONS FOR TREATING HERPES SIMPLEX VIRUS TYPE 2 (HSV-2)
EM033PCT	C2159-7027	WO	PCT/US2015/023921	01-Apr-2015	Pending	CRISPR/CAS-RELATED METHODS AND COMPOSITIONS FOR TREATING HERPES SIMPLEX VIRUS TYPE 2 (HSV-2)

Editas reference number	CaseNumber	SubCase	AppNumber	FilDate	Status	Title
EM034P1	2011271-0003	0	61/981636	18-Apr-2014	Expired	CRISPR/CAS-RELATED METHODS AND COMPOSITIONS FOR CANCER IMMUNOTHERAPY
EM034P2	2011271-0004	0	62/138246	25-Mar-2015	Pending	CRISPR/CAS-RELATED METHODS AND COMPOSITIONS FOR CANCER IMMUNOTHERAPY
EM0344PCT	201127-0005	WO	PCT/US15/26504	17-Apr-2015	Pending	CRISPR-CAS-RELATED METHODS, COMPOSITIONS AND COMPONENTS FOR CANCER IMMUNOTHERAPY
EM036P1	C2159-7047	00	62/141833	01-Apr-2015	Pending	CRISPR/CAS-RELATED METHODS AND COMPOSITIONS FOR TREATING DUCHENNE MUSCULAR DYSTROPHY AND BECKER MUSCULAR DYSTROPHY
EM038P1	C2159-7045	00	62/141821	01-Apr-2015	Pending	CRISPR/CAS-RELATED METHODS AND COMPOSITIONS FOR TREATING ALPHA T-ANTITRYPSIN DEFICIENCY
EM040P1	C2159-7036	00	62/077084	07-Nov-2014	Pending	METHODS FOR IMPROVING CRISPR/CAS-MEDIATED GENOME-EDITING
EM041P1	C2159-7035	00	62/062815	10-Oct-2014	Pending	COMPOSITIONS AND METHODS FOR PROMOTING HOMOLOGY DIRECTED REPAIR
EM041P2	C2159-7035	01	62/068371	24-Oct-2014	Pending	COMPOSITIONS AND METHODS FOR PROMOTING HOMOLOGY DIRECTED REPAIR
EM042P1	C2159-7040	00	62/077079	07-Nov-2014	Pending	CAS9 LINKED TO REPAIR-MODULATING ENZYME MOLECULES
EM043P1	C2159-703Y	00	62/054955	24-Sep-2014	Pending	ENGINEERED CAS9 MOLECULES
EM044P1	C2159-7038	00	62/054962	24-Sep-2014	Pending	ENGINEERED CAS9 MOLECULES CONTAINING HETEROLOGOUS PAM INTERACTION DOMAINS
EM045P1	C2159-7039	00	62/054967	24-Sept-2014	Pending	ENGINEERED CAS9 MOLECULES
EM046P1	C2159-7044	00	62/159778	11-May-2015	Pending	CRISPR/CAS-RELATED METHODS AND COMPOSITIONS FOR TREATING HIV INFECTION AND AIDS
EM047P1	2011271-0006	0	62/138273	25-Mar-2015	Pending	CRISPR/CAS-RELATED METHODS, COMPOSITIONS AND COMPONENTS
EM047P2	2011271-0007	0	62/138939	26-Mar-2015	Pending	CRISPR/CAS-RELATED METHODS, COMPOSITIONS AND COMPONENTS

Editas reference number	CaseNumber	SubCase	AppNumber	FilDate	Status	Title
EM047P3	2011271-0008	0	62/141834	01-Apr-2015	Pending	CRISPR/CAS-RELATED METHODS, COMPOSITIONS AND COMPONENTS
EM047P4	2011271-0009	0	62/141810	01-Apr-2015	Pending	CRISPR/CAS-RELATED METHODS, COMPOSITIONS AND COMPONENTS
EM047P5	2011271-0011	0	62/159932	11-May-2015	Pending	CRISPR/CAS-RELATED METHODS, COMPOSITIONS AND COMPONENTS
EM048P1	C2159-7048	0	62/138948	26-Mar-2015	Pending	CRISPR/CAS-MEDIATED GENE CONVERSION
EM048P2	C2159-7048	01	62/182416	19-Jun-2015	Pending	CRISPR/CAS-MEDIATED GENE CONVERSION
EM049P1	C2159-7042	00	62/131236	10-Mar-2015	Pending	AAV AND CRISPR/CAS-RELATED METHODS AND COMPOSITIONS
EM0050P1	C2159-7050	00	62/152473	24-Apr-2015	Pending	EVALUATION OF CAS9 MOLECULE/GRNA MOLECULE COMPLEXES
EM0051P1	C2159-7049	00	62/159785	11-May-2015	Pending	OPTIMIZATION OF CELLS FOR CRISPR/CAS-RELATED METHODS AND COMPOSITIONS
EM052P1	C2159-7051	00	62/173321	09-Jun-2015	Pending	CRISPR/CAS-RELATED METHODS AND COMPOSITIONS FOR IMPROVING TRANSPLANTATION

Trademark Records By Country

Owner	Trademark	Country	Appl. Date	, No.	Status	Agent

Client	File Reference	Next Renewal Due	Reg. Date	, No.	Sub Status	Supervisor

Australia

Editas Medicine, Inc.	EDITAS	Australia	Dec 19 2013	1597719	Registered	Samuels & Hiebert LLC

Editas Medicine, Inc.	13713	Dec 19 2023	Sep 5 2014	1597719		Timothy H Hiebert

Class                   5
Goods             Pharmaceutical preparations

China

Editas Medicine, Inc.	EDITAS	China	Dec 20 2013	13770430	Registered	Samuels & Hiebert LLC

Editas Medicine, Inc.	13712	Apr 13 2025	Apr 14 2015	13770430		Timothy H Hiebert

Class                   5
Goods             Pharmaceutical preparations; Veterinary preparations; Candy for medical purposes; Depuratives; Preparations for destroying noxious animals; Dressing (medical); Teeth filling material; Radioactive substances for medical purposes; Gases for medical purposes; Chemical conductors for electrocardiograph electrodes; Semen for artificial insemination; Sterilizing preparations; Contact lens cleaning preparations; Media for bacteriological cultures; Tissues impregnated with pharmaceutical lotions; Diapers for pets

CTM

Editas Medicine, Inc.	EDITAS	CTM	Dec 19 2013	012446324	Registered	Samuels & Hiebert LLC

Editas Medicine, Inc.	13714	Dec 19 2023	May 14 2014	012446324		Timothy H Hiebert

Class                   5
Goods             Pharmaceutical preparations

Class                   42
Goods             Medical and scientific research; pharmaceutical research and development; providing medical and scientific research information

Class                   44
Goods             Providing medical and health care information

Japan

Editas Medicine, Inc.	EDITAS	Japan	Dec 19 2013	2013-99767	Registered	Samuels & Hiebert LLC

Editas Medicine, Inc.	13717	Aug 15 2024	Aug 15 2014	5693596		Timothy H Hiebert

Class                   5
Goods             Pharmaceutical preparations; reagent paper for medical purposes

Switzerland

Editas Medicine, Inc.	EDITAS	Switzerland	Dec 20 2013	65376/2013	Registered	Samuels & Hiebert LLC

Editas Medicine, Inc.	13715	Dec 20 2023	Jan 6 2014	653173		Timothy H Hiebert

Class                   5
Goods             Pharmaceutical preparations

United States of America

Editas Medicine, Inc.	EDITAS	United States of America	Nov 14 2013	86119062	Pending	Samuels & Hiebert LLC

Editas Medicine, Inc.	13720				Allowance issued	Timothy H Hiebert

Class                   5
Goods             Pharmaceutical preparations, namely, therapeutic pharmaceuticals developed through genome modifications for the treatment of cardiovascular, central nervous system, endocrine, gastrointestinal, genetic immunological, infectious, inflammatory, menopausal, metabolic, autoimmune, musculoskeletal, neurological, ophthalmological, psychiatric, respiratory, urogenital, urological, hematologic and viral diseases and disorders; pharmaceutical preparations, namely, therapeutic pharmaceuticals developed through genome modifications for the treatment of erectile dysfunction, sexual dysfunction, cancer, pain and diabetes; pharmaceutical preparations, namely, therapeutic pharmaceuticals developed through genome modifications, namely, antifungal preparations, dermatological preparations, smoking cessation preparations and tissue repair preparations

Editas Medicine, Inc.	EDITAS	United States of America	Dec 22 2013	86150453	Registered	Samuels & Hiebert LLC

Editas Medicine, Inc.	13721	Mar 10 2025	Mar 10 2015	4701084		Timothy H Hiebert

Class                   42
Goods             Medical and scientific research information in the fields of genome editing, gene editing, genome engineering, gene modulation, transcriptional regulation, transcriptional modulation, genetic diseases, gene therapy and cell therapy

Editas Medicine, Inc.	Editas Logo	United States of America	Dec 22 2013	86150456	Registered	Samuels & Hiebert LLC

Editas Medicine, Inc.	13722	Mar 17 2025	Mar 17 2015	4704971		Timothy H Hiebert

Class                   42
Goods             Medical and scientific research information in the fields of genome editing, gene editing, genome engineering, gene modulation, transcriptional regulation, transcriptional modulation, genetic diseases, gene therapy and cell therapy

TM Administrator — END OF REPORT